Coya Therapeutics, Inc. Provides Business Update and Reports Q3 2023 Unaudited Financial Results

Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics and cell therapies intended to enhance the function of Regulatory T Cells (Tregs), today announced its financial results for the third quarter ended September 30, 2023, and provided a clinical and business update.

Q3 2023 and Recent Highlights

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Completed enrollment in a randomized, double-blind, placebo-controlled Phase 2 study of Low Dose IL-2 in patients with mild-to-moderate Alzheimer’s Disease (AD).
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The study is being conducted by Drs. Stanley Appel and Alireza Faridar at the Houston Methodist Hospital and is funded by the Gates Foundation and Alzheimer’s Association.
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A total of 38 patients have been randomly assigned to receive subcutaneous Low Dose IL-2 (LD IL-2) at two different dosing regimens, or matching placebo, over 21 weeks. The first patient cohort was randomized to receive LD IL-2 for 5 consecutive days every 4 weeks and the second cohort was randomized to receive LD IL-2 for 5 consecutive days every 2 weeks.
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This phase 2 well-controlled study is evaluating the safety and tolerability, biological activity, blood and cerebrospinal fluid biomarkers, neuroimaging, and changes in cognitive function of LD IL-2 compared to placebo at pre-specified timepoints over the course of the 21-week treatment period and at 9 weeks after the last dose of study treatment.
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Topline results of the study are anticipated to be reported Summer 2024.
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Reported new data supporting the mechanism of action of COYA 302 for the treatment of Amyotrophic Lateral Sclerosis (ALS) at the 22nd Annual Northeast ALS (NEALS) Consortium Meeting on October 4th, 2023.
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Details of the study can be found here. Results of this study further support the mechanism of action and potential of COYA 302 (LD IL-2 and CTLA4-Ig) to address the multiple immune pathways involved in the progression and severity of ALS.
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Coya is working expeditiously in the planning and execution of its next clinical study to evaluate the efficacy and safety of COYA 302 in patients with ALS.
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Secured the exclusive worldwide licensing rights of a proprietary Exosome Engineering Technology (EET) from Carnegie Mellon University (CMU)
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Applications across multiple indications, including neurodegeneration, autoimmune, and oncology.

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This proprietary EET platform extends Coya’s pipeline beyond Neurodegenerative disorders to include autoimmune disorders and cancer while expanding Coya’s optionality for potential non-dilutive business development and strategic partnerships with companies seeking ways to deliver cargo/drugs in a targeted fashion.
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Announced that Dr. Phil Campbell, Professor of Biomedical Engineering at CMU, presented a proof-of-concept application of the licensed exosome engineering technology, “Rapid Functionalization of Treg Exosomes for Targeted Immunotherapy” at the 5th Exosome Based Therapeutic Development Summit in Boston, MA
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The presentation can be accessed here.
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Coya and CMU entered into a Research Collaboration Agreement and Option Agreement in 2022 to develop a unique patented technology intended to advance the potential use of exosomes for the treatment of diseases of unmet need.
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This proprietary technology expands Coya’s pipeline to include autoimmune disorders and cancer. These engineered exosomes are considered a cell-free drug delivery systems without genetic modification that can travel throughout the body unimpeded, including through the blood brain barrier, to provide specific targeted therapies.
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Published a research article entitled “Immunological, Oxidative, and Structural Factors and Their Responses to Regulatory T Lymphocyte Therapy in Amyotrophic Lateral Sclerosis” in the peer-reviewed journal Ageing and Neurodegenerative Diseases.
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The publication can be accessed here.
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Following these encouraging results, Coya plans to assess blood markers of oxidative stress and inflammation systematically and prospectively in the upcoming well powered placebo controlled clinical study of COYA 302 in patients with ALS.
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Published additional AD clinical data for ld-IL-2 at the Alzheimer’s Association International Conference (AAIC).
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Showed a significant decrease in biomarker levels known to be associated with neuroinflammation in AD patients, further supporting the initial positive results of the study.
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Blood levels of CCL4 (CC motif chemokine ligand 4), FLT3LG (FMS-related tyrosine kinase 3 ligand) and TNFα (tumor necrosis factor alpha) were consistently lower following administration of ld IL-2.
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Announced that Dr. Alireza Faridar, Assistant Professor of Neurology at Houston Methodist and Weill Cornell Medical College, will give an oral presentation at the 18th International Conference on Alzheimer’s and Parkinson’s Disease held in Lisbon, Portugal between March 5-9, 2024.
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Details and Registration for the conference are found here.
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Appointed Mr. Dieter Weinand, former Chairman and CEO at Bayer Pharma AG, to its board of directors in August 2023.

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Coya will continue to leverage Mr. Weinand’s extensive experience, connections, and judgement to guide Coya’s strategic discussions and development programs. Dieter Weinand is an experienced executive with over 25 years of experience in the pharmaceuticals and biotech industries.
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Engaged Merit Cudkowicz, MD, MSc as expert clinical advisor.
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Dr. Cudkowicz is a world-renowned neurologist who has dedicated her career to improving the life of patients with ALS and other serious neurological conditions. Dr. Cudkowicz brings decades of experience supporting the development of new therapies for ALS.
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Appointed Dr. Fred Grossman to its senior management team as President and Chief Medical Officer in July 2023.
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Prior to joining Coya, Dr. Grossman held executive positions at Eli Lilly, Johnson & Johnson, Bristol Myers Squibb, and Sunovion. Dr. Grossman will leverage his over two decades of clinical development expertise to guide and oversee all of Coya’s development programs, including its lead asset, COYA 302, for the treatment of ALS.

Howard Berman, Ph.D., Chief Executive Officer of Coya, commented, “During Q3 and year-to-date, we believe Coya has illustrated substantial value demonstrating a commitment to execution and performance.

Coya’s core pipeline is centered around its immunomodulatory biologic drugs, COYA 301 and COYA 302, intended to enhance Treg function and numbers while suppressing other pro-inflammatory pathways. We believe that targeting these critical pathways, both individually and in combination, may provide for an exponential shift in the treatment landscape of neurodegenerative diseases. Focusing our efforts in ALS and AD is warranted given the promising clinical signals that we have observed to date in proof of concept clinical studies. Moreover, running the company efficiently with a careful fiduciary eye to cost containment while delivering significant value to shareholders and patients has been and will continue to be the center of my approach.

We are aiming for a busy end to 2023 and productive 2024 with numerous anticipated catalysts and milestones driving the value of the business. Of importance, we plan to release top-line double-blind, placebo-controlled Phase 2 data of LD IL-2 in AD, expected by summer 2024. We also intend to submit an IND application for a randomized double-blind placebo-controlled Phase 2 trial in ALS in 1H 2024. Further, we anticipate publishing multiple peer reviewed publications during this time related to blood biomarker findings in the prior LD IL-2/CTLA4Ig proof of concept clinical trial, as well as clinical data findings for LD IL-2 in AD,” concluded Dr. Berman.

Anticipated Events and Milestones

COYA 302 (ld IL-2 + CTLA4 Ig)

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Phase 2 IND Filing in ALS (1H 2024)
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Initiate Phase 2 trial in ALS (following IND Filing)
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Proof of Concept Phase 1 investigator-initiated clinical study publication (Q1 2024)
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Biomarker data and ALS registry publication (Q1 2024)

COYA 301 (ld IL-2)

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Topline data of academic investigator Initiated Phase 2 double blind trial in Alzheimer’s Disease (Summer 2024)
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Proof of Concept investigator-initiated Phase 1 clinical study publication in Alzheimer’s Disease (Q4 2023 or Q1 2024)
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Phase 1 proof of concept investigator-initiated clinical study in Alzheimer’s Disease presentation at 18th annual Alzheimer’s and Parkinson’s Disease Conference (Q1 2024)
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Combination LD IL-2 + Undisclosed Drug AD animal data release (2H 2024)

Financial Results (Unaudited)

As of September 30, 2023, Coya had cash and cash equivalents of approximately $10.9 million.

Research and development (R&D) expenses were $1.6 million for the quarter ended September 30, 2023, compared to $1.3 million for the quarter ended September 30, 2022. The Company believes that R&D spending in 2023 will increase over 2022 spending levels and will be focused primarily on advancing COYA 302.

General and administrative expenses were $2.0 million for the quarter ended September 30, 2023, and $1.2 million for the quarter ended September 30, 2022, a change of approximately $0.8 million. The change was primarily due to additional costs associated with being a public company including investor and public relations, director and officer insurance, financial advisory and compliance, as well as an increased headcount. The Company expects general and administrative costs to continue to grow in 2023 as Coya expands its business development activities as well as incur additional public company costs.

Net loss was $3.4 million for the quarter ended September 30, 2023, compared to net loss of $4.0 million for the quarter ended September 30, 2022.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,886,282	$5,933,702
Prepaids and other current assets	936,354	1,251,264
Total current assets	11,822,636	7,184,966
Fixed assets, net	72,790	93,310
Deferred financing costs	-	1,117,290
Total assets	$11,895,426	$8,395,566

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$633,951	$1,815,270
Accrued expenses	1,172,674	2,008,361
Total current liabilities	1,806,625	3,823,631
Convertible promissory notes	-	12,965,480
Total liabilities	1,806,625	16,789,111

Commitments and contingencies (Note 5)

Stockholders' equity (deficit):
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none and 7,500,713 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	8,793,637
Common stock, $0.0001 par value; 200,000,000 shares authorized; 9,947,915 and 2,590,197 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	996	259
Additional paid-in capital	37,210,163	681,106
Accumulated deficit	(27,122,358)	(17,868,547)
Total stockholders' equity (deficit)	10,088,801	(8,393,545)
Total liabilities and stockholders' equity (deficit)	$11,895,426	$8,395,566

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2023	2022
Operating expenses:
Research and development	$1,592,232	$1,278,289
In-process research and development	—	135,000
General and administrative	1,964,990	1,236,127
Depreciation	6,841	12,455
Total operating expenses	3,564,063	2,661,871
Loss from operations	(3,564,063)	(2,661,871)
Other income:
Change in fair value of convertible promissory notes	—	(1,398,375)
Other income, net	142,089	39,420
Net loss	$(3,421,974)	$(4,020,826)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.34)	$(1.55)
Weighted-average shares of common stock outstanding, basic and diluted	9,947,915	2,590,197

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

Hayden IR:
James Carbonara
646-755-7412
james@haydenir.com

Media Contact
Anna Marie Imbordino
annamarie@quantum-corp.com
917-680-8765